Exhibit 99.1

FOR IMMEDIATE RELEASE

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

•	Revenue grew 14.4% year-over-year to $37.7 million, driven by 16.8% growth in Aerospace and 13.4% growth in Product Identification

•

Executed on $1.9 million of annualized cost savings in first quarter as part of restructuring plan; expect to complete previously announced $3 million in annualized cost reductions in second quarter of fiscal 2026

•	Operating income was $0.6 million vs $1.3 million in prior year; Non-GAAP operating income[1] of $1.5 million increased 13.5% over prior-year period

•	Launched three innovative next-generation printing solutions in Product Identification while capturing renewed $10 million multi-year defense contract for Aerospace

•	Reaffirms fiscal 2026 revenue and margin expectations with revenue growing to range of $160 million to $165 million and adjusted EBITDA margin expanding to 8.5% to 9.5%

West Warwick, R.I., June 5, 2025 – AstroNova, Inc. (Nasdaq: ALOT), a global leader in data visualization technologies, today announced financial results for its fiscal 2026 first quarter ended April 30, 2025. Results include the May 6, 2024, acquisition of MTEX (“MTEX” or “the acquisition”) which has been fully integrated into the Product Identification (“Product ID”) segment.

Greg Woods, President and Chief Executive Officer of AstroNova, stated, “We are executing on our plan to drive growth and improve profitability. Early results were demonstrated in the first quarter as we delivered double-digit growth in the quarter from both segments, driven in part by the contribution of the acquisition, increasing commercial aircraft build rates, demand for digital color label and package printers, as well as shipments related to the recently announced defense contract renewal. We implemented approximately $1.9 million of our previously announced $3 million annualized cost reduction plan. In the second quarter, we expect to realize those reductions and to substantially complete the full cost reduction plan.”

Mr. Woods added, “Importantly, we have made significant progress advancing the new foundational technology gained with the MTEX acquisition. We have re-engineered the acquired technology to incorporate a wide range of improvements that provide a more robust, next-generation print engine solution designed to enhance our customer’s experience while reducing their total cost of ownership. In Product Identification, we expect the combination of our restructured sales organization under new leadership, combined with these highly innovative technological advancements, to gain traction in the market and drive hardware, supplies, and service revenue growth as we increase our installed base.”

[1]	Non-GAAP operating income is a Non-GAAP financial measure. Please see the reconciliation of GAAP to Non-GAAP financial measures in the tables that accompany this release.

-MORE-

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

First Quarter Fiscal 2026 Overview2

	Three Months Ended
	April 30, 2025	April 27, 2024	$ Variance	% Variance	January 31, 2025	$ Variance	% Variance
Revenue	$37,708	$32,961	$4,747	14.4%	$37,361	$347	0.9%
Gross Profit	$12,652	$11,972	$680	5.7%	$12,737	$(85)	-0.7%
Gross Profit Margin	33.6%	36.3%			34.1%
Non-GAAP Gross Profit	$13,053	$11,972	$1,081	9.0%	$12,799	$254	2.0%
Non-GAAP Gross Profit Margin	34.6%	36.3%			34.3%
Operating Income (Loss)	$571	$1,346	$(775)	-57.6%	$(12,311)	$12,882	-104.6%
Operating Margin	1.5%	4.1%			(33.0)%
Non-GAAP Operating Income	$1,527	$1,346	$181	13.4%	$1,408	$119	8.4%
Non-GAAP Operating Income Margin	4.0%	4.1%			3.8%
Net Income (Loss)	$(376)	$1,181	$(1,557)	-131.8%	$(15,600)	$15,224	-97.6%
Non-GAAP Net Income	$354	$1,181	$(827)	-70.0%	$419	$(65)	-15.5%
Adjusted EBITDA	$3,148	$2,465	$683	27.7%	$2,793	$355	12.7%
Adjusted EBITDA Margin	8.3%	7.5%			7.5%

Net revenue growth of $4.7 million reflected strength in both the Aerospace and Product Identification segments, which benefitted from a combination of drivers that delivered double digit growth in both segments. Foreign currency translation was a $0.6 million benefit in the quarter.

Gross profit was $12.7 million, or 33.6% of sales. Lower gross margin year-over-year reflects the margin dilution related to the acquisition and product mix.

Operating income was $0.6 million and operating margin for the quarter was 1.5%. On a non-GAAP basis, operating income2 increased 13.4% or $0.2 million compared with the first quarter of the prior year. The improvement, which excludes inventory step-up, acquisition and restructuring expenses, was the result of improved operating performance by the Aerospace segment offset by a $1.6 million increase in corporate expenses. The increase in corporate expenses was primarily the result of increased healthcare costs and higher professional fees. Sequentially, adjusted operating income improved 8.4% on relatively similar revenue, reflecting cost containment efforts and early impacts of the restructuring.

Interest expense increased $0.4 million to $0.9 million on higher balances and higher rates related to the financing for the acquisition.

Net loss was $0.4 million, or a loss of $0.05 per diluted share, compared with net income of $1.2 million, or $0.15 per diluted share. Non-GAAP net income was $0.4 million, or $0.05 per diluted share. There were no adjustments in the prior-year period. Net profit margin for the fiscal 2026 first quarter was (1.0)% compared with 3.6% and (41.8)% for the first and fourth quarters of fiscal 2025, respectively. Adjusted EBITDA of $3.1 million increased 27.6% compared with the prior-year period and grew 28% compared with the trailing fourth quarter of fiscal 2025. Adjusted EBITDA margin for the fiscal 2026 first quarter expanded 80 basis points both year-over-year and sequentially.

Product Identification Segment Review

Product ID revenue was $26.3 million for the first quarter of fiscal 2026 compared with $23.2 million for the first quarter of fiscal 2025, an increase of 13.4% or $3.1 million. The contribution of $1.4 million from the acquisition, increased demand for legacy desktop label printers of $1.3 million and shipments of $0.4 million of mail & sheet printers out of backlog drove the increase.

[2]

Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, adjusted EBITDA and adjusted EBITDA margin are Non-GAAP financial measures. Please see the reconciliation of GAAP to Non-GAAP measures in the tables that accompany this news release.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

Operating income for Product ID was $2.8 million compared with $3.0 million in the prior-year period. Operating margin was 10.6% compared with 12.9% in the prior year period. Non-GAAP segment operating income increased $0.1 million, or 4.4% to $3.1 million after adjusting for $0.3 million of restructuring charges and $0.1 million related inventory step-up expenses. Non-GAAP operating margin for the first quarter of fiscal 2026 was 11.9%.

Aerospace Segment Review

Aerospace segment revenue was $11.4 million for the first quarter of fiscal 2026 compared with $9.8 million for the first quarter of fiscal 2025, an increase of 16.8%, or $1.6 million. Growth was driven by increased shipments of ToughWriter® products for both the commercial and defense markets.

Aerospace segment operating profit was $2.8 million, up $1.0 million or 60.5% from the prior year first quarter, based on higher volume.

Balance Sheet and Liquidity

Cash at the end of the first quarter of fiscal 2026 was $5.4 million, up $0.3 million from the end of fiscal 2025. The Company paid down $3.7 million in debt, comprised of principal on the term loan and borrowings under its revolving credit facility in the first quarter of fiscal 2026. The Company was in compliance with the covenants of its lending agreement at the end of the quarter.

Cash provided by operations in the fiscal 2026 first quarter was $4.4 million, down from $6.9 million in the prior year period. The decline was driven primarily by the timing associated with bulk replenishment of legacy ink, printheads, and media supplies, amounting to $3.0 million. The Company is executing on a plan to improve inventory turns to 3x from current levels of approximately 2x.

Capital expenditures required $60 thousand in the quarter and are expected to be less than $2 million for fiscal 2026.

Orders, Backlog and Fiscal 2026 Outlook

Orders in the first quarter of fiscal 2026 were $34.9 million, up from $33.1 million in the first quarter of fiscal 2025. The Company’s order backlog was $25.5 million as of April 30, 2025, compared with $28.3 million at the end of fiscal 2025.

Mr. Woods noted, “We expect to benefit from a number of factors as we advance through fiscal 2026 and beyond. These tailwinds include the following:

•	The multi-year backlogs at commercial aircraft OEMs whose build rates are expected to grow over the next few years

•	The Aerospace transition from legacy equipment to our ToughWriter® models which will support proprietary aftermarket revenue growth

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

•

The measurable expansion of the total addressable market for our Product Identification segment driven by the new next-generation wider format, higher volume printer solutions we now offer as a result of the MTEX acquisition

•	The seven significant new product launches planned for fiscal 2026, of which three have been completed

In addition, we expect margin improvement given our restructuring efforts and the streamlining of the organization. And, looking further ahead, we will benefit significantly from the approximately $4 million reduction in royalty payments in fiscal 2028.”

For fiscal 2026, AstroNova continues to expect net revenue in the range of $160 million to $165 million, which is a 7% increase over fiscal 2025 at the mid-point of the range. Adjusted EBITDA margin is expected to be in the range of 8.5% to 9.5%, an 80-basis point expansion over the prior year at the mid-point. The Company’s expected effective tax rate for fiscal 2026 is approximately 25% and depreciation and amortization are expected to be approximately $5 million.

Earnings Conference Call Information

AstroNova will host a conference call and webcast today at 9:00 a.m. ET to review financial and operating results for the first quarter fiscal 2026. A question and answer session will follow.

To access the conference call, please dial (201) 689-8560 or find the webcast and accompanying slide presentation at investors.astronovainc.com.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Thursday, June 19, 2025. To listen to the archived call, dial (412) 317-6671 and enter a replay PIN 13753559. The webcast replay will be available on the Investor Relations section of the Company’s website where a transcript will be posted once available.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this news release contains the Non-GAAP financial measures: Non-GAAP gross profit, Non-GAAP gross profit margin, Non-GAAP operating expenses, Non-GAAP operating income, Non-GAAP operating income margin, Non-GAAP net income, Non-GAAP net income per Common Share - diluted , Non-GAAP segment gross profit, Non-GAAP segment gross profit margin, Non-GAAP segment operating income, Non-GAAP segment operating income margin Adjusted EBITDA, and Adjusted EBITDA Margin. AstroNova believes that the inclusion of these Non-GAAP financial measures helps investors gain a meaningful understanding of changes in the Company’s core operating results and can help investors who wish to make comparisons between AstroNova and other companies on both a GAAP and a Non-GAAP basis. AstroNova’s management uses these Non-GAAP financial measures, in addition to GAAP financial measures, as the basis for measuring its core operating performance and comparing such performance to that of prior periods and to the performance of its competitors. These measures are also used by the Company’s management to assist with their financial and operating decision-making. Please refer to the financial reconciliation table included in this news release for a reconciliation of the Non-GAAP measures to the most directly comparable GAAP measures for the three months ended April 30, 2025, January 31, 2025 and April 27, 2024.

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

AstroNova has not reconciled the forward-looking Adjusted EBITDA growth percentage included in its fiscal 2026 financial targets and outlook to the most directly comparable forward-looking GAAP measure because this cannot be done without unreasonable effort due to the lack of predictability regarding cost of sales, operating expenses, depreciation and amortization, and stock-based compensation. The impact of any of these items, individually or in the aggregate, may be significant.

About AstroNova

AstroNova (Nasdaq: ALOT), a global leader in data visualization technologies since 1969, designs, manufactures, distributes and services a broad range of products that acquire, store, analyze, and present data in multiple formats.

The Product Identification segment provides a wide array of digital, end-to-end product marking and identification solutions, including hardware, software, and supplies for OEMs, commercial printers, and brand owners. The Aerospace segment provides products designed for airborne printing solutions, avionics, and data acquisition. Our aerospace products include flight deck printing solutions, networking hardware, and specialized aerospace-grade supplies. Our data acquisition systems are used in research and development, flight testing, missile and rocket telemetry, high precision production and power monitoring, and maintenance applications.

AstroNova is a member of the Russell Microcap® Index and the LD Micro Index (INDEXNYSEGIS: LDMICRO). Additional information is available by visiting https://astronovainc.com/.

Forward-Looking Statements

Information included in this news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that our organizational improvements at MTEX may not result in the benefits that we expect; (ii) the risk that our cost-reduction and product line rationalization initiative may not provide the expected benefits; (iii) the risk that our Aerospace customers may not increase their build rates as much as we expect or convert to our ToughWriter® line in the volumes or on the schedule that we expect; (iv) the risk that the addressable market for our Product Identification products may not expand as much as we expect, (v) the risk that we may not realize the anticipated benefits of our next-generation print engine technology; and (vi) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this news release.

Contacts:

Deborah Pawlowski, IRC, Alliance Advisors

Email: dpawlowski@allianceadvisors.com

Phone: 716.843.3908

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA, INC.

Condensed Consolidated Statements of Income (Loss)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 30, 2025	April 27, 2024	$ Variance	% Variance
Revenue	$37,708	$32,961	$4,747	14.4%
Cost of Revenue	25,056	20,989	4,067	19.4%

Gross Profit	12,652	11,972	680	5.7%
Total Gross Profit Margin	33.6%	36.3%
Operating Expenses:
Selling & Marketing	5,554	5,656	(102)	(1.8%)
Research & Development	1,543	1,603	(60)	(3.8%)
General & Administrative	4,984	3,367	1,617	48.0%

Total Operating Expenses	12,081	10,626	1,455	13.7%
Operating Income	571	1,346	(775)	(57.6%)
Total Operating Margin	1.5%	4.1%
Interest Expense	897	482	415	86.1%
Other (Income)/Expense, net	(25)	117	(142)	(121.4%)

Income (Loss) Before Taxes	(301)	747	(1,048)	(140.3%)
Income Tax Provision (Benefit)	75	(434)	509	(117.3%)

Net Income (Loss)	$(376)	$1,181	$(1,557)	(131.9%)

Net Income (Loss) per Common Share—Basic	$(0.05)	$0.16

Net Income (Loss) per Common Share—Diluted	$(0.05)	$0.15

Weighted Average Number of Common Shares —Basic	7,560	7,459
Weighted Average Number of Common Shares —Diluted	7,560	7,628

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	April 30, 2025	January 31, 2025
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$5,353	$5,050
Accounts Receivable, net	21,365	21,218
Inventories, net	51,457	47,894
Prepaid Expenses and Other Current Assets	3,006	3,855

Total Current Assets	81,181	78,017
PROPERTY, PLANT AND EQUIPMENT	63,050	62,361
Less Accumulated Depreciation	(45,530)	(44,722)

Property, Plant and Equipment, net	17,520	17,639
OTHER ASSETS
Identifiable Intangibles, net	23,414	23,519
Goodwill	15,232	14,515
Deferred Tax Assets, net	8,527	8,431
Right of Use Asset	2,763	1,781
Other Assets	1,687	1,693

TOTAL ASSETS	$150,324	$145,595

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$11,383	$7,928
Accrued Compensation	4,878	3,745
Other Accrued Expenses	4,165	4,461
Revolving Line of Credit	18,370	20,929
Current Portion of Long-Term Debt	6,041	6,110
Short-Term Debt	327	581
Current Liability – Royalty Obligation	1,233	1,358
Current Liability – Excess Royalty Payment Due	580	691
Deferred Revenue	1,666	543

Total Current Liabilities	48,643	46,346
NON-CURRENT LIABILITIES
Long-Term Debt, net of current portion	20,002	19,044
Lease Liabilities, net of current portion	2,318	1,535
Grant Deferred Revenue	1,144	1,090
Royalty Obligation, net of current portion	982	1,106
Income Tax Payables	684	684
Deferred Tax Liabilities	—	40

TOTAL LIABILITIES	73,773	69,845
SHAREHOLDERS’ EQUITY
Common Stock	550	547
Additional Paid-in Capital	64,569	64,215
Retained Earnings	49,004	49,380
Treasury Stock	(35,198)	(35,043)
Accumulated Other Comprehensive Loss, net of tax	(2,374)	(3,349)

TOTAL SHAREHOLDERS’ EQUITY	76,551	75,750

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$150,324	$145,595

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA, INC.

Condensed Consolidated Statements of Cash Flow

(In thousands)

(Unaudited)

	Three Months Ended
	April 30, 2025	April 27, 2024
Cash Flows from Operating Activities:
Net Income (Loss)	$(376)	$1,181
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,290	911
Grant Income charged to Depreciation	56	—
Amortization of Debt Issuance Costs	8	6
Share-Based Compensation	306	325
Deferred Income Tax provision (Benefit)	(52)	—
Changes in Assets and Liabilities:
Accounts Receivable	210	5,130
Inventories	(2,704)	1,117
Income Taxes	172	(532)
Accounts Payable and Accrued Expenses	3,622	(1,213)
Deferred Revenue	1,041	(183)
Other	822	162

Net Cash Provided by Operating Activities	4,395	6,904
Cash Flows from Investing Activities:
Purchases of Property, Plant and Equipment	(60)	(492)

Net Cash Used by Investing Activities	(60)	(492)
Cash Flows from Financing Activities:
Net Cash Proceeds from Employee Stock Option Plans	—	18
Net Cash Proceeds from Share Purchases under Employee Stock Purchase Plan	51	30
Net Cash Used for Payment of Taxes Related to Vested Restricted Stock	(155)	(432)
Repayments under Revolving Credit Facility	(2,872)	(5,500)
Payment of Minimum Guarantee Royalty Obligation	(428)	(375)
Principal Payments of Long-Term Debt	(826)	(710)

Net Cash Used for Financing Activities	(4,230)	(6,969)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	198	20

Net (Decrease) Increase in Cash and Cash Equivalents	303	(537)
Cash and Cash Equivalents, Beginning of Period	5,050	4,527

Cash and Cash Equivalents, End of Period	$5,353	$3,990

Supplemental Information:
Cash Paid (Received) During the Period for:
Interest	$770	$409
Income Taxes, net of refunds	$(100)	$93
Non-Cash Transactions:
Operating Lease Obtained in Exchange for Operating Lease Liabilities	$936	$358

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA, INC.

Segment Sales and Profit

(Unaudited, $ in thousands)

	Three Months Ended
($ in thousands)	April 30, 2025	April 27, 2024
Revenue:
Product Identification	$26,289	$23,185
Aerospace	11,419	9,776

Total Revenue	$37,708	$32,961

Gross Profit:
Product Identification	$8,727	$8,326
Aerospace	3,925	3,646

Gross Profit	$12,652	$11,972

Gross Profit Margin:
Product Identification	33.2%	35.9%
Aerospace	34.4%	37.3%

Gross Profit Margin	33.6%	36.3%

Segment Operating Income:
Product Identification	$2,791	$2,991
Aerospace	2,764	1,722

Total Segment Operating Income	$5,555	$4,713

Segment Operating Margin:
Product Identification	10.6%	12.9%
Aerospace	24.2%	17.6%

Total Segment Operating Margin	14.7%	14.3%

Corporate Expense	(4,984)	(3,367)

Operating Income	$571	$1,346
Interest Expense	$897	$482
Other (Income)/Expense, net	(25)	117

Income (Loss) Before Income Taxes	$(301)	$747
Income Tax Provision (Benefit)	75	(434)

Net Income (Loss)	$(376)	$1,181

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA, INC.

Segment Sales and Non-GAAP Profit

(Unaudited, $ in thousands)

	Three Months Ended
($ in thousands)	April 30, 2025	April 27, 2024
Revenue:
Product Identification	$26,289	$23,185
Aerospace	11,419	9,776

Total Revenue	$37,708	$32,961

Non-GAAP Gross Profit:
Product Identification	$8,961	$8,326
Aerospace	4,092	3,646

Non-GAAP Gross Profit	$13,053	$11,972

Non-GAAP Gross Profit Margin:
Product Identification	34.1%	35.9%
Aerospace	35.8%	37.3%

Non-GAAP Gross Profit Margin	34.6%	36.3%

Non-GAAP Segment Operating Income:
Product Identification	$3,120	$2,991
Aerospace	2,932	1,722

Total Non-GAAP Segment Operating Income	$6,052	$4,713

Non-GAAP Segment Operating Margin:
Product Identification	11.9%	12.9%
Aerospace	25.7%	17.6%

Total Non-GAAP Segment Operating Margin	16.0%	14.3%

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA, INC.

Revenue by Market

(unaudited, $ in thousands)

Product Identification:	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY2025	Q1 FY26
Desktop Label Printers	$14,220	$16,349	$15,408	$14,019	$59,996	$15,478
Professional Label Printers	3,245	4,231	3,423	2,972	13,872	3,247
Direct to Package/Overprint Printers	1,787	2,925	3,627	2,718	11,057	3,396
Mail & Sheet/Flat Pack Printers	3,930	3,471	3,679	4,494	15,574	4,050
Flexible Packaging Printers	0	0	15	1,289	1,304	30
Other	3	188	165	187	542	88

TOTAL	$23,185	$27,165	$26,317	$25,679	$102,345	26,289

Aerospace:	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY2025	Q1 FY26
Defense	$329	$608	$734	$781	$2,452	$2,502
Commercial Aircraft	3,813	6,299	5,221	4,363	19,696	3,444
Regional and Biz Jet Aircraft	697	604	993	802	3,096	251
Aftermarket	4,694	5,326	7,059	5,481	22,559	4,869
Other	243	537	99	255	1,134	352

TOTAL	$9,776	$13,374	$14,105	$11,683	$48,938	$11,419

Consolidated Total	$32,961	$40,539	$40,422	$37,361	$151,283	$37,708

ASTRONOVA, INC.

Revenue by Type

(unaudited, $ in thousands)

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY 2025	Q1 FY26
Product ID Hardware	$3,802	$4,311	$4,590	$5,591	$18,294	$4,776
Product ID Recurring Supplies, Parts & Service	19,383	22,854	21,727	20,087	84,051	21,513

Total Product ID	$23,185	$27,165	$26,317	$25,678	$102,345	$26,289
Aerospace Hardware	$5,073	$8,048	$7,032	$6,185	$26,338	$6,519
Aerospace Recurring Supplies, Parts & Service	4,703	5,326	7,073	5,498	22,600	4,900

Total Aerospace	$9,776	$13,374	$14,105	$11,683	$48,938	$11,419
AstroNova Hardware	$8,875	$12,359	$11,622	$11,776	$44,632	$11,295
AstroNova Recurring Supplies, Parts & Service	24,086	28,180	28,800	25,585	106,651	26,413

TOTAL	$32,961	$40,539	$40,422	$37,361	$151,283	$37,708

ASTRONOVA, INC.

Bookings and Backlog

(unaudited, $ in thousands)

	Q1 FY25	Q2 FY25	Q3 FY25	Q4 FY25	FY 2025	Q1 FY26
Sales	$32,961	$40,539	$40,422	$37,361	$151,283	$37,708
Bookings	$33,122	$35,799	$37,615	$38,576	$145,112	$34,893
Backlog	$31,556	$29,900	$27,092	$28,307	$28,307	$25,491
Book:Bill	100%	88%	93%	103%	96%	93%

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA, INC.

Reconciliation of GAAP to Non-GAAP Items

(Unaudited, $ in thousands)

	Three Months Ended
	April 30, 2025	April 27, 2024

Revenue	$37,708	$32,961

Gross Profit	$12,652	$11,972
Inventory Step-Up	61	—
Restructuring Charges	340	—

Non-GAAP Gross Profit	$13,053	$11,972

Gross Profit Margin	33.6%	36.3%
Non-GAAP Gross Profit Margin	34.6%	36.3%
Operating Expenses	$12,081	$10,626
MTEX-related Acquisition Expenses	(337)	—
Restructuring Charges	(218)	—

Non-GAAP Operating Expenses	$11,526	$10,626

Operating Income	$571	$1,346
MTEX-related Acquisition Expenses	337	—
Inventory Step-Up	61	—
Restructuring Charges	558	—

Non-GAAP Operating Income	$1,527	$1,346

Operating Income Margin	1.5%	4.1%
Non-GAAP Operating Income Margin	4.0%	4.1%
Net Income (Loss)	$(376)	$1,181
MTEX-related Acquisition Expenses(1)	257	—
Inventory Step-Up(1)	49	—
Restructuring Charges(1)	424	—

Non-GAAP Net Income	$354	$1,181

Net Income (Loss) per Common Share—Diluted	$(0.05)	$0.15
MTEX-related Acquisition Expenses(1)	0.03	—
Inventory Step-Up(1)	0.01	—
Restructuring Charges(1)	0.06	—

Non-GAAP Net Income per Common Share—Diluted	$0.05	$0.15

(1) Net of taxes

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA INC.

Reconciliation of Net Income and Margin to Adjusted EBITDA and Margin

(Unaudited, $ in thousands)

	Three Months Ended
	April 30, 2025	April 27, 2024
Net Income (Loss)	$(376)	$1,181
Interest Expense	897	482
Income Tax Expense (Benefit)	75	(434)
Depreciation & Amortization	1,290	911

EBITDA	$1,886	$2,141
Share-Based Compensation	306	325
MTEX-related Acquisition Expenses	337	—
Inventory Step-Up	61	—
Restructuring Charges	558	—

Adjusted EBITDA	$3,148	$2,465

Revenue	37,708	32,961
Net Income (Loss) Margin	-1.0%	3.6%
Adjusted EBITDA Margin	8.3%	7.5%

ASTRONOVA INC.

Reconciliation of Segment Gross Profit and Margin to Non-GAAP Gross Profit and Margin

(Unaudited, $ in thousands)

	Three Months Ended
	April 30, 2025			April 27, 2024
	Product Identification	Aerospace	Total	Product Identification	Aerospace	Total
Segment Gross Profit	$8,727	$3,925	$12,652	$8,326	$3,646	$11,972
Inventory Step-Up	61	—	61	—	—	—
Restructuring Charges	173	167	340	—	—	—

Non-GAAP—Segment Gross Profit	$8,961	$4,092	$13,053	$8,326	$3,646	$11,972

Revenue	$26,289	$11,419	$37,708	$23,185	$9,776	$32,961
Gross Profit Margin	33.2%	34.4%	33.6%	35.9%	37.3%	36.3%
Non-GAAP Segment Gross Profit Margin	34.1%	35.8%	34.6%	35.9%	37.3%	36.3%

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000

AstroNova Reports First-Quarter Fiscal 2026 Revenue Grew 14% Driven by Double Digit Growth in Both Aerospace and Product Identification Segments

June 5, 2025

ASTRONOVA INC.

Reconciliation of Segment Operating Profit and Margin to Non-GAAP Operating Profit and Margin

(Unaudited, $ in thousands)

	Three Months Ended
	April 30, 2025			April 27, 2024
	Product Identification	Aerospace	Total	Product Identification	Aerospace	Total
Segment Operating Income	$2,791	$2,764	$5,555	$2,991	$1,722	$4,713
Inventory Step-Up	61	—	61	—	—	—
Restructuring Charges	268	168	436	—	—	—

Non-GAAP—Segment Operating Income	$3,120	$2,932	$6,052	$2,991	$1,722	$4,713

Revenue	$26,289	$11,419	$37,708	$23,185	$9,776	$32,961
Operating Margin	10.6%	24.2%	14.7%	12.9%	17.6%	14.3%
Non-GAAP Operating Margin	11.9%	25.7%	16.0%	12.9%	17.6%	14.3%

Note: Segment Operating Income excludes General & Administrative Expenses

AstroNova Inc. | 600 East Greenwich Avenue | West Warwick, RI 02893 | 401.828.4000